Exhibit 10.3
FORM OF GAS SHIPS LIMITED
 2018 EQUITY INCENTIVE PLAN
ARTICLE I.

 General
1.1.          Purpose
The Gas Ships Limited 2018 Equity Incentive Plan (the "Plan") is designed to provide certain Key Persons (as defined below), whose initiative and efforts are deemed to be important to the successful conduct of the business of Gas Ships Limited (the "Company"), a Marshall Islands corporation, with incentives to (a) enter into and remain in the service of the Company or its Subsidiaries and Affiliates (as such terms are defined below), (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company.
1.2.          Administration
(a)          Administration.  The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or such other committee of the Board as may be designated by the Board to administer the Plan (the Compensation Committee or such other committee, as applicable,  the "Administrator"); provided that (i) in the event the Company is subject to Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act"), the Administrator shall be composed of two or more directors, each of whom is a "Non-Employee Director" (a "Non-Employee Director") under Rule 16b-3 (as promulgated and interpreted by the Securities and Exchange Commission (the "SEC") under the 1934 Act, or any successor rule or regulation thereto as in effect from time to time ("Rule 16b-3")), and (ii) the Administrator shall be composed solely of two or more directors who are "independent directors" under the rules of any stock exchange on which the Company's Common Stock (as defined below) is traded; provided further, however, that, (A) prior to the date of the consummation of an initial public offering of the Company's Common Stock, if any, the Administrator may be composed of one or more members of the Board, as determined by the Board, (B) the requirement in the preceding clause (i) shall apply only when required to exempt an Award (as defined below) intended to qualify for an exemption under the applicable provisions referenced therein, (C) the requirement in the preceding clause (ii) shall apply only when required pursuant to the applicable rules of the applicable stock exchange and (D) if at any time the Administrator is not so composed as required by the preceding provisions of this sentence, that fact will not invalidate any grant made, or action taken, by the Administrator hereunder that otherwise satisfies the terms of the Plan.  Subject to the terms of the Plan, applicable law and the applicable rules and regulations of any stock exchange on which the Common Stock is listed for trading, and in addition to other express powers and authorizations conferred on the Administrator by the Plan, the Administrator shall have the full power and authority to: (1) designate the Key Persons to receive Awards under the Plan; (2) determine the types of Awards granted to a participant under the Plan; (3) determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated with respect to, Awards; (4) determine the terms and conditions of any Awards; (5) determine whether, and to what extent, and under what circumstances, Awards may be settled or exercised in cash, shares, other securities, other Awards or other property, or cancelled, forfeited or suspended, and the methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (6) determine whether, to what extent, and under what circumstances cash, shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred, either automatically or at the election of the holder thereof or the Administrator; (7) construe, interpret and implement the Plan and any Award Agreement (as defined below); (8) prescribe, amend, rescind or waive rules and regulations relating to the Plan, including rules governing its operation, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (9) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement; and (10) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon all Persons (as defined below).

(b)          General Right of Delegation.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or any charter, by-laws or other agreement governing the Administrator, the Administrator may delegate all or any part of its responsibilities to any Person or Persons selected by it; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the 1934 Act, to the extent applicable, or (ii) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder or directors of the Company; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws (including, without limitation, Rule 16b-3, to the extent applicable) and the rules of any applicable stock exchange.  Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 1.2(b) shall serve in such capacity at the pleasure of the Administrator.
(c)          Indemnification.  No member of the Board, the Administrator or any officer or employee of the Company or any Subsidiary or Affiliate or any of their agents (each such Person, a "Covered Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder.  Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice.  The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's articles of incorporation or bylaws (in each case, as amended and/or restated).  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's articles of incorporation or bylaws (in each case, as amended and/or restated), as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Persons or hold them harmless.

(d)          Delegation of Authority to Senior Officers.  The Administrator may, in accordance with and subject to the terms of Section 1.2(b), delegate, on such terms and conditions as it determines, to one or more senior officers of the Company, the authority to make grants of Awards to Key Persons who are employees of the Company or any of its Subsidiaries or Affiliates (including any such prospective employee) or consultants or service providers to (including Persons who are employed by or provide services to any entity that is itself a consultant or service provider to) the Company or any of its Subsidiaries or Affiliates.
(e)          Awards to Non-Employee Directors.  Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards to Non-Employee Directors or administer the Plan with respect to such Awards.  In any such case, the Board shall have all the authority and responsibility granted to the Administrator herein with respect to such Awards.
1.3.          Persons Eligible for Awards
The Persons eligible to receive Awards under the Plan are those directors, officers and employees (including any prospective director, officer or employee) of the Company and/or its Subsidiaries and Affiliates and consultants and service providers to (including Persons who are employed by or provide services to any entity that is itself a consultant or service provider to) the Company and its Subsidiaries and Affiliates, as well as entities wholly-owned and controlled by such Persons (collectively, "Key Persons") as the Administrator shall select.
1.4.          Types of Awards
Awards may be made under the Plan in the form of (a)  non-qualified stock options (i.e., stock options that are not "incentive stock options" for purposes of Sections 421 and 422 of the Code (as defined below)), (b) stock appreciation rights, (c) restricted stock, (d) restricted stock units, (e) dividend equivalents, (f) unrestricted stock and (g) other equity-based or equity-related Awards, all as more fully set forth in the Plan.  The term "Award" means any of the foregoing that are granted under the Plan.
1.5.          Shares Available for Awards; Adjustments for Changes in Capitalization
(a)          Maximum Number.  Subject to adjustment as provided in Section 1.5(c), the maximum aggregate number of shares of common stock of the Company, par value $0.01 ("Common Stock"), that may be delivered under the Plan pursuant to Awards granted under the Plan shall be 2,000,000.  The following shares of Common Stock shall again become available for Awards under the Plan: (i) any shares that are subject to an Award under the Plan and that remain unissued upon the cancellation or termination of such Award for any reason whatsoever; (ii) any shares of restricted stock forfeited pursuant to the Plan or the applicable Award Agreement; provided that any dividend equivalent rights with respect to such shares that have not theretofore been directly remitted to the grantee are also forfeited; and (iii) any shares in respect of which an Award is settled for cash without the delivery of shares to the grantee.  Any shares that are held back to satisfy the exercise price or tax withholding obligation pursuant to any stock options or stock appreciation rights granted under the Plan shall again become available to be delivered pursuant to Awards under the Plan.

(b)          Source of Shares.  Shares issued pursuant to the Plan may be authorized but unissued Common Stock or treasury shares.  The Administrator may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.
(c)          Adjustments.  (i)  In the event that any dividend or other distribution (whether in the form of cash, Company shares, other securities or other property), stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase or exchange of Company shares or other securities of the Company, issuance of warrants or other rights to purchase Company shares or other securities of the Company, or other similar corporate transaction or event, other than an Equity Restructuring (as defined below), affects the Company shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of the number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan.
(ii)          The Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 1.5(c)(i) or the occurrence of a Change in Control (as defined below), other than an Equity Restructuring) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, including providing for (A) adjustment to (1) the number of shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price (as defined below) with respect to any Award and (B) a substitution or assumption of Awards, accelerating the exercisability or vesting of, or lapse of restrictions on, Awards, or accelerating the termination of Awards by providing for a period of time for exercise prior to the occurrence of such event, or, if deemed appropriate or desirable, providing for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award (it being understood that, in such event, any option or stock appreciation right having a per share Exercise Price equal to, or in excess of, the Fair Market Value (as defined below) of a share subject to such option or stock appreciation right may be cancelled and terminated without any payment or consideration therefor); provided, however, that with respect to options and stock appreciation rights, unless otherwise determined by the Administrator, such adjustment shall be made in accordance with the provisions of Section 424(h) of the Code.

(iii)          In the event of (A) a dissolution or liquidation of the Company, (B) a sale of all or substantially all the Company's assets or (C) a merger, reorganization or consolidation involving the Company or one of its Subsidiaries, the Administrator shall have the power to:
(I)          provide that outstanding options, stock appreciation rights, restricted stock units (including any related dividend equivalent right) and/or other Awards granted under the Plan shall either continue in effect, be assumed or an equivalent award shall be substituted therefor by the successor entity or a parent entity or subsidiary entity;
(II)          cancel, effective immediately prior to the occurrence of such event, options, stock appreciation rights, restricted stock units (including each dividend equivalent right related thereto) and/or other Awards granted under the Plan outstanding immediately prior to such event (whether or not then exercisable) and, in full consideration of such cancellation, pay to the holder of such Award a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the shares subject to such Award (or the value of such Award, as determined by the Administrator, if not based on the Fair Market Value of shares) over the aggregate Exercise Price of such Award (or the grant price of such Award, if any, if applicable)(it being understood that, in such event, any option or stock appreciation right having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share subject to such option or stock appreciation right may be cancelled and terminated without any payment or consideration therefor); or
(III)          notify the holder of an option or stock appreciation right in writing or electronically that each option and stock appreciation right shall be fully vested and exercisable for a period of 30 days from the date of such notice, or such shorter period as the Administrator may determine to be reasonable, and the option or stock appreciation right shall terminate upon the expiration of such period (which period shall expire no later than immediately prior to the consummation of the corporate transaction).
(iv)          In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in this Section 1.5(c):
(A)          The number and type of securities or other property subject to each outstanding Award and the Exercise Price or grant price thereof, if applicable, shall be equitably adjusted; and
(B)          The Administrator shall make such equitable adjustments, if any, as the Administrator may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustment of the limitation set forth in Section 1.5(a)).  The adjustments provided under this Section 1.5(c)(iv) shall be nondiscretionary and shall be final and binding on the affected participant and the Company.

1.6.          Definitions of Certain Terms
(a)          "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Administrator.
(b)          Unless otherwise specifically set forth in the applicable Award Agreement, in connection with a termination of employment or consultancy/service relationship or a dismissal from Board membership, for purposes of the Plan, the term "for Cause" shall be defined as follows:
(i)          if there is an employment, severance, consulting, service or other agreement governing the relationship between the grantee, on the one hand, and the Company or any Subsidiary or Affiliate, on the other hand, that contains a definition of "cause" (or similar phrase), for purposes of the Plan, the term "for Cause" shall mean those acts or omissions that would constitute "cause" under such agreement; or
(ii)          if the preceding clause (i) is not applicable to the grantee, for purposes of the Plan, the term "for Cause" shall mean any of the following:
(A)          any failure by the grantee substantially to perform the grantee's employment or consulting/service or Board membership duties;
(B)          any excessive unauthorized absenteeism by the grantee;
(C)          any refusal by the grantee to obey the lawful orders of the Board or any other Person to whom the grantee reports;
(D)          any act or omission by the grantee that is or may be injurious to the Company or any Subsidiary or Affiliate, whether monetarily, reputationally or otherwise;
(E)          any act by the grantee that is inconsistent with the best interests of the Company or any Subsidiary or Affiliate;
(F)          the grantee's gross negligence that is injurious to the Company or any Subsidiary or Affiliate, whether monetarily, reputationally or otherwise;
(G)          the grantee's material violation of any of the policies of the Company or any Subsidiary or Affiliate, as applicable, including, without limitation, those policies relating to discrimination or sexual harassment;
(H)          the grantee's material breach of his or her employment or service contract with the Company or any Subsidiary or Affiliate;

(I)          the grantee's unauthorized (1) use, disclosure or removal from the premises of the Company or any Subsidiary or Affiliate of any document (in any medium or form) relating to the Company or any Subsidiary or Affiliate or the customers or clients of the Company or any Subsidiary or Affiliate or (2) disclosure to any Person of any of the Company's, or any Subsidiary's or Affiliate's, confidential or proprietary information;
(J)          the grantee's being convicted of, or entering a plea of guilty or nolo contendere to, any crime that constitutes a felony or involves moral turpitude; and
(K)          the grantee's commission of any act involving dishonesty or fraud.
Any rights the Company or any Subsidiary or Affiliate may have under the Plan in respect of the events giving rise to a termination or dismissal "for Cause" shall be in addition to any other rights the Company or any Subsidiary or Affiliate may have under any other agreement with a grantee or at law or in equity.  Any determination of whether a grantee's employment or consultancy/service relationship is (or is deemed to have been) terminated "for Cause" shall be made by the Administrator, provided that, if there is an employment, severance, consulting, service or other agreement governing the relationship between the grantee, on the one hand, and the Company or any Subsidiary or Affiliate, on the other hand, that contains a definition of "cause" (or similar phrase), for purposes of the Plan, any determination of whether such grantee's employment or consultancy/service relationship is (or is deemed to have been) terminated "for Cause" shall be made as provided in such agreement.  If, subsequent to a grantee's voluntary termination of employment or consultancy/service relationship or involuntary termination of employment or consultancy/service relationship without Cause, it is discovered that the grantee's employment or consultancy/service relationship could have been terminated "for Cause", the Administrator may deem such grantee's employment or consultancy/service relationship to have been terminated "for Cause" upon such discovery and determination by the Administrator, provided that, if there is an employment, severance, consulting, service or other agreement governing the relationship between the grantee, on the one hand, and the Company or any Subsidiary or Affiliate, on the other hand, that contains a definition of "cause" (or similar phrase), for purposes of this sentence, any determination of whether such grantee's employment or consultancy/service relationship may be deemed to have been terminated "for Cause" shall be made by the person(s) responsible for determining whether "cause" (or similar phrase) existed under such agreement.
(c)          "Code" shall mean the Internal Revenue Code of 1986, as amended.

(d)          Unless otherwise specifically set forth in the applicable Award Agreement, "Disability" shall mean the grantee's being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the grantee receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the grantee's employer by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; provided that if there is an employment, severance, consulting, service or other agreement governing the relationship between the grantee, on the one hand, and the Company or any Subsidiary or Affiliate, on the other hand, that contains a definition of "disability" (or similar phrase), for purposes of the Plan, the term "Disability" shall have the meaning ascribed to "disability" (or such similar phrase) under such agreement.  The existence of a Disability shall be determined by the Administrator; provided that, if there is an employment, severance, consulting, service or other agreement governing the relationship between the grantee, on the one hand, and the Company or any Subsidiary or Affiliate, on the other hand, that contains a definition of "disability" (or similar phrase), for purposes of the Plan, any determination of whether a "Disability" exists for purposes of the Plan in respect of such grantee shall be made as provided in such agreement.
(e)          "Equity Restructuring" shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price thereof and causes a change in the per share value of the shares underlying outstanding Awards.
(f)          "Exercise Price" shall mean (i) in the case of options, the price specified in the applicable Award Agreement as the price-per-share at which such share can be purchased pursuant to the option or (ii) in the case of stock appreciation rights, the price specified in the applicable Award Agreement as the reference price-per-share used to calculate the amount payable to the grantee.
(g)          The "Fair Market Value" of a share of Common Stock on any day shall be the closing price on the Nasdaq Stock Market, or such other primary stock exchange upon which such shares are then listed, as reported for such day in The Wall Street Journal (or, if not reported in The Wall Street Journal, such other reliable source as the Administrator may determine), or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day.  If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence for the next preceding trading day.  Notwithstanding the foregoing, if there is no reported closing price or high bid/low asked price that satisfies the preceding sentences, or if otherwise deemed necessary or appropriate by the Administrator, the Fair Market Value of a share of Common Stock on any day shall be determined by such methods and procedures as shall be established from time to time by the Administrator.  The "Fair Market Value" of any property other than Common Stock shall be the fair market value of such property determined by such methods and procedures as shall be established from time to time by the Administrator.

(h)          "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.
(i)          "Repricing" shall mean (i) lowering the Exercise Price of an option or a stock appreciation right after it has been granted, (ii) the cancellation of an option or a stock appreciation right in exchange for cash or another Award when the Exercise Price exceeds the Fair Market Value of the underlying shares subject to the Award and (iii) any other action with respect to an option or a stock appreciation right that is treated as a repricing under (A) generally accepted accounting principles or (B) any applicable stock exchange rules.
(j)          "Subsidiary" shall mean any entity in which the Company, directly or indirectly, has a 50% or more equity interest.
ARTICLE II.

 Awards Under The Plan
2.1.          Agreements Evidencing Awards
Each Award granted under the Plan shall be evidenced by a written certificate ("Award Agreement"), which shall contain such provisions as the Administrator may deem necessary or desirable and which may, but need not, require execution or acknowledgment by a grantee.  The Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
2.2.          Grant of Stock Options and Stock Appreciation Rights
(a)          Stock Option Grants.  The Administrator may grant non-qualified stock options ("options") to purchase shares of Common Stock from the Company to such Key Persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine, subject to the provisions of the Plan.  No option will be treated as an "incentive stock option" for purposes of the Code.  It shall be the intent of the Administrator to not grant an Award in the form of stock options to any Key Person who is then subject to the requirements of Section 409A of the Code with respect to such Award if the Common Stock underlying such Award does not then qualify as "service recipient stock" for purposes of Section 409A.  Furthermore, it shall be the intent of the Administrator, in granting options to Key Persons who are subject to Section 409A and/or Section 457A of the Code, to structure such options so as to comply with the requirements of Section 409A and/or Section 457A of the Code, as applicable.

(b)          Stock Appreciation Right Grants; Types of Stock Appreciation Rights.  The Administrator may grant stock appreciation rights to such Key Persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine, subject to the provisions of the Plan.  The terms of a stock appreciation right may provide that it shall be automatically exercised for a payment upon the happening of a specified event that is outside the control of the grantee and that it shall not be otherwise exercisable.  Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan.  It shall be the intent of the Administrator to not grant an Award in the form of stock appreciation rights to any Key Person (i) who is then subject to the requirements of Section 409A of the Code with respect to such Award if the Common Stock underlying such Award does not then qualify as "service recipient stock" for purposes of Section 409A or (ii) if such Award would create adverse tax consequences for such Key Person under Section 457A of the Code.  Furthermore, it shall be the intent of the Administrator, in granting stock appreciation rights to Key Persons who are subject to Section 409A and/or Section 457A of the Code, to structure such stock appreciation rights so as to comply with the requirements of Section 409A and/or Section 457A of the Code, to the extent applicable.
(c)          Nature of Stock Appreciation Rights.  The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the Exercise Price of the stock appreciation right, multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised.  Each Award Agreement with respect to a stock appreciation right shall set forth the Exercise Price of such Award and, unless otherwise specifically provided in the Award Agreement, the Exercise Price of a stock appreciation right shall equal the Fair Market Value of a share of Common Stock on the date of grant; provided that in no event may such Exercise Price be less than the greater of (A) the Fair Market Value of a share of Common Stock on the date of grant and (B) the par value of a share of Common Stock.  Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or any combination of both, all as the Administrator shall determine.  Repricing of stock appreciation rights granted under the Plan shall not be permitted (1) to the extent such action could cause adverse tax consequences to the grantee under Section 409A or Section 457A of the Code, to the extent applicable, or (2) without prior shareholder approval, to the extent such approval would be required to be obtained by the Company pursuant to the applicable rules of any applicable stock exchange on which the Common Stock is then listed, and any action that would be deemed to result in a Repricing of a stock appreciation right shall be deemed null and void if it would cause such adverse tax consequences or if any requisite shareholder approval related thereto is not obtained prior to the effective time of such action.  Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised.  Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

(d)          Option Exercise Price.  Each Award Agreement with respect to an option shall set forth the Exercise Price of such Award and, unless otherwise specifically provided in the Award Agreement, the Exercise Price of an option shall equal the Fair Market Value of a share of Common Stock on the date of grant; provided that in no event may such Exercise Price be less than the greater of (i) the Fair Market Value of a share of Common Stock on the date of grant and (ii) the par value of a share of Common Stock.  Repricing of options granted under the Plan shall not be permitted (1) to the extent such action could cause adverse tax consequences to the grantee under Section 409A or Section 457A of the Code, to the extent applicable, or (2) without prior shareholder approval, to the extent such approval would be required to be obtained by the Company pursuant to the applicable rules of any applicable stock exchange on which the Common Stock is then listed, and any action that would be deemed to result in a Repricing of an option shall be deemed null and void if it would cause such adverse tax consequences or if any requisite shareholder approval related thereto is not obtained prior to the effective time of such action.
2.3.          Exercise of Options and Stock Appreciation Rights
Subject to the other provisions of this Article II and the Plan, each option and stock appreciation right granted under the Plan shall be exercisable as follows:
(a)          Timing and Extent of Exercise.  Options and stock appreciation rights shall be exercisable at such times and under such conditions as determined by the Administrator and set forth in the corresponding Award Agreement, but in no event shall any portion of such Award be exercisable subsequent to the tenth anniversary of the date on which such Award was granted.  Unless the applicable Award Agreement otherwise specifically provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable.
(b)          Notice of Exercise.  An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company's designated exchange agent (the "Exchange Agent"), on such form and in such manner as the Administrator shall prescribe.
(c)          Payment of Exercise Price.  Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased.  Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its Exchange Agent) for the full option Exercise Price; (ii) with the consent of the Administrator, which consent shall be given or withheld in the sole discretion of the Administrator, by delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the option Exercise Price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its Exchange Agent) for any remaining portion of the full option Exercise Price; or (iii) at the sole discretion of the Administrator and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Administrator may from time to time prescribe (whether directly or indirectly through the Exchange Agent), or by any combination of the foregoing payment methods.

(d)          Delivery of Certificates Upon Exercise.  Subject to Sections 3.2, 3.4 and 3.13, promptly after receiving payment of the full option Exercise Price, or after receiving notice of the exercise of a stock appreciation right for which the Administrator determines payment will be made partly or entirely in shares, the Company or its Exchange Agent shall (i) deliver to the grantee, or to such other Person as may then have the right to exercise the Award, a certificate or certificates for the shares of Common Stock for which the Award has been exercised or, in the case of stock appreciation rights, for which the Administrator determines will be made in shares or (ii) establish an account evidencing ownership of the stock in uncertificated form.  If the method of payment employed upon an option exercise so requires, and if applicable law permits, an optionee may direct the Company or its Exchange Agent, as the case may be, to deliver the stock certificate(s) to the optionee's stockbroker.
(e)          No Stockholder Rights.  No grantee of an option or stock appreciation right (or other Person having the right to exercise such Award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such Person for such shares or an account in the name of the grantee evidences ownership of stock in uncertificated form.  Except as otherwise provided in Section 1.5(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued or the date an account evidencing ownership of the stock in uncertificated form notes receipt of such stock.
2.4.          Termination of Employment/Service; Death Subsequent to a Termination of Employment/Service
(a)          General Rule.  Except to the extent otherwise provided in paragraphs (b), (c), (d), (e) or (f) of this Section 2.4 or Section 3.5(b)(iii), or unless otherwise specifically set forth in the applicable Award Agreement or the grantee's relevant employment, severance or consulting agreement with the Company or a Subsidiary or Affiliate, a grantee who incurs a termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates may exercise any outstanding option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the Award on the date of termination of employment or consultancy/service relationship, as applicable; and (ii) exercise must occur within three months after termination of employment or consultancy/service relationship but in no event after the original expiration date of the Award; it being understood that (A) then outstanding options and stock appreciation rights shall not be affected by a change of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates so long as the grantee continues to be a director, officer or employee of, or a consultant or service provider to (or a Person employed by or providing services to any entity that that is itself a consultant or service provider to), the Company or any of its Subsidiaries or Affiliates and (B) neither sick-leave or military conscription, alone and without termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates, shall be treated as a termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates.

(b)          Dismissal "for Cause".  If a grantee incurs a termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates "for Cause", all options and stock appreciation rights not theretofore exercised shall immediately terminate upon such termination of employment or consultancy/service relationship.
(c)          Retirement.  If a grantee incurs a termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates as the result of his or her retirement (as defined below), then any outstanding option or stock appreciation right shall, to the extent exercisable at the time of such retirement, remain exercisable for a period of three years after such retirement; provided that in no event may such option or stock appreciation right be exercised following the original expiration date of the Award.  For this purpose, unless otherwise specifically set forth in the applicable Award Agreement, "retirement" shall mean a grantee's resignation of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates, (i) with the Company's or its applicable Subsidiary's or Affiliate's consent, on or after (A) his or her 65th birthday, or (B) the date on which he or she has attained age 60 and completed at least five years of service with the Company or one or more of its Subsidiaries or Affiliates (using any method of calculation the Administrator deems appropriate), or (ii) if approved by the Administrator, on or after his or her having completed at least 20 years of service with the Company or one or more of its Subsidiaries or Affiliates (using any method of calculation the Administrator deems appropriate).
(d)          Disability.  If a grantee incurs a termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates by reason of a Disability, then any outstanding option or stock appreciation right shall, to the extent exercisable at the time of such termination, remain exercisable for a period of one year after such termination; provided that in no event may such option or stock appreciation right be exercised following the original expiration date of the Award.
(e)          Death.
(i)          Termination of Employment/Service as a Result of Grantee's Death.  If a grantee incurs a termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates as the result of his or her death, then any outstanding option or stock appreciation right shall, to the extent exercisable at the time of such death, remain exercisable for a period of one year after such death; provided that in no event may such option or stock appreciation right be exercised following the original expiration date of the Award.
(ii)          Restrictions on Exercise Following Death.  Any such exercise of an Award following a grantee's death shall be made only by the grantee's executor or administrator or other duly appointed representative reasonably acceptable to the Administrator, unless the grantee's will specifically disposes of such Award, in which case such exercise shall be made only by the recipient of such specific disposition.  If a grantee's personal representative or the recipient of a specific disposition under the grantee's will shall be entitled to exercise any Award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the grantee.

(f)          Administrator Discretion.  The Administrator may, in writing, waive or modify the application of the foregoing provisions of this Section 2.4.
2.5.          Transferability of Options and Stock Appreciation Rights
Except as otherwise specifically provided in this Plan or the applicable Award Agreement evidencing an option or stock appreciation right, during the lifetime of a grantee, each such Award granted to a grantee shall be exercisable only by the grantee, and no such Award may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or by the laws of descent and distribution.  The Administrator may, in any applicable Award Agreement evidencing an option or stock appreciation right, permit a grantee to transfer all or some of the options or stock appreciation rights to (a) the grantee's spouse, children or grandchildren ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, (c) companies and other legal entities (including partnerships and trusts) that are substantially controlled by or for the benefit of the grantee and/or any of the Immediate Family Members or (d) other parties approved by the Administrator.  Following any such transfer, any transferred options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.
2.6.          Grant of Restricted Stock
(a)          Restricted Stock Grants.  The Administrator may grant restricted shares of Common Stock to such Key Persons, in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions as the Administrator shall determine, subject to the provisions of the Plan.  A grantee of a restricted stock Award shall have no rights with respect to such Award unless such grantee accepts the Award within such period as the Administrator shall specify by accepting delivery of a restricted stock Award Agreement in such form as the Administrator shall determine.
(b)          Issuance of Stock Certificate.  Promptly after a grantee accepts a restricted stock Award in accordance with Section 2.6(a), subject to Sections 3.2, 3.4 and 3.13, the Company or its Exchange Agent shall issue to the grantee a stock certificate or stock certificates for the shares of Common Stock covered by the Award or shall establish an account evidencing ownership of the stock in uncertificated form.  Upon the issuance of such stock certificates, or establishment of such account, the grantee shall have the rights of a stockholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provisions described in the Plan (including paragraphs (d) and (e) of this Section 2.6); (ii) in the Administrator's sole discretion, a requirement, as set forth in the Award Agreement, that any dividends paid on such shares shall be held in escrow and, unless otherwise determined by the Administrator, shall remain forfeitable until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable Award Agreement.

(c)          Custody of Stock Certificate.  Unless the Administrator shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company (or such other custodian as may be designated by the Administrator) until such shares are free of any restrictions specified in the applicable Award Agreement.  The Administrator may direct that such stock certificates bear a legend setting forth the applicable restrictions on transferability.
(d)          Nontransferability.  Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to the lapsing of all restrictions thereon, except as otherwise specifically provided in this Plan or the applicable Award Agreement.  The Administrator at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse.
(e)          Consequence of Termination of Employment/Service.  Unless otherwise specifically set forth in the applicable Award Agreement or the grantee's relevant employment, severance or consulting agreement with the Company or a Subsidiary or Affiliate, (i) a grantee's termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates for any reason other than death or Disability shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested as of the date of such termination of employment or consultancy/service relationship and (ii) if a grantee incurs a termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates as the result of his or her death or Disability, all shares of restricted stock that have not yet vested as of the date of such termination shall immediately vest as of such date; it being understood that (A) then outstanding restricted stock Awards shall not be affected by a change of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates so long as the grantee continues to be a director, officer or employee of, or a consultant or service provider to (or a Person employed by or providing services to any entity that that is itself a consultant or service provider to), the Company or any of its Subsidiaries or Affiliates and (B) neither sick-leave or military conscription, alone and without termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates, shall be treated as a termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates.  Unless otherwise determined by the Administrator, all dividends paid on shares forfeited under this Section 2.6(e) that have not theretofore been directly remitted to the grantee shall also be forfeited, whether by termination of any escrow arrangement under which such dividends are held or otherwise.  The Administrator may, in writing, waive or modify the application of the foregoing provisions of this Section 2.6(e).

2.7.          Grant of Restricted Stock Units
(a)          Restricted Stock Unit Grants.  The Administrator may grant restricted stock units to such Key Persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine, subject to the provisions of the Plan.  A restricted stock unit granted under the Plan shall confer upon the grantee a right to receive from the Company, conditioned upon the occurrence of such vesting event as shall be determined by the Administrator and specified in the Award Agreement, the number of such grantee's restricted stock units that vest upon the occurrence of such vesting event multiplied by the Fair Market Value of a share of Common Stock on the date of vesting.  Payment upon vesting of a restricted stock unit shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of vesting) or both, all as the Administrator shall determine, and such payments shall be made to the grantee at such time as provided in the Award Agreement, which the Administrator shall intend to be (i) if Section 409A of the Code is applicable to the grantee, within the period required by Section 409A such that it qualifies as a "short-term deferral" pursuant to Section 409A and the Treasury Regulations issued thereunder, unless the Administrator shall provide for deferral of the Award intended to comply with Section 409A, (ii) if Section 457A of the Code is applicable to the grantee, within the period required by Section 457A(d)(3)(B) such that it qualifies for the exemption thereunder, or (iii) if Sections 409A and 457A of the Code are not applicable to the grantee, at such time as determined by the Administrator.
(b)          Dividend Equivalents.  The Administrator may include in any Award Agreement with respect to a restricted stock unit a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unvested, and/or, if payment of the vested Award is deferred, during the period of such deferral following such vesting event, on the shares of Common Stock underlying such Award if such shares were then outstanding.  In the event such a provision is included in a Award Agreement, the Administrator shall determine whether such payments shall be (i) paid to the holder of the Award, as specified in the Award Agreement, either (A) at the same time as the underlying dividends are paid, regardless of the fact that the restricted stock unit has not theretofore vested, (B) at the time at which the Award's vesting event occurs, conditioned upon the occurrence of the vesting event, (C) once the Award has vested, at the same time as the underlying dividends are paid, regardless of the fact that payment of the vested restricted stock unit has been deferred, and/or (D) at the time at which the corresponding vested restricted stock units are paid, (ii) made in cash, shares of Common Stock or other property and (iii) subject to such other vesting and forfeiture provisions and other terms and conditions as the Administrator shall deem appropriate and as shall be set forth in the Award Agreement.
(c)          No Stockholder Rights.  No grantee of a restricted stock unit shall have any of the rights of a stockholder of the Company with respect to such Award unless and until a stock certificate is issued with respect to such Award upon the vesting of such Award or an account in the name of the grantee evidences ownership of stock in uncertificated form (it being understood that the Administrator shall determine whether to pay any vested restricted stock unit in the form of cash or Company shares or both), which issuance shall be subject to Sections 3.2, 3.4 and 3.13.  Except as otherwise provided in Section 1.5(c), no adjustment to any restricted stock unit shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate, if any, is issued or the date an account evidencing ownership of the stock in uncertificated form notes receipt of such stock.

(d)          Nontransferability.  No restricted stock unit granted under the Plan may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except as otherwise specifically provided in this Plan or the applicable Award Agreement.
(e)          Consequence of Termination of Employment/Service.  Unless otherwise specifically set forth in the applicable Award Agreement or the grantee's relevant employment, severance or consulting agreement with the Company or a Subsidiary or Affiliate, (i) a grantee's termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates for any reason other than death or Disability shall cause the immediate forfeiture of all restricted stock units that have not yet vested as of the date of such termination of employment or consultancy/service relationship and (ii) if a grantee incurs a termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates as the result of his or her death or Disability, all restricted stock units that have not yet vested as of the date of such termination shall immediately vest as of such date; it being understood that (A) then outstanding restricted stock units shall not be affected by a change of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates so long as the grantee continues to be a director, officer or employee of, or a consultant or service provider to (or a Person employed by or providing services to any entity that that is itself a consultant or service provider to), the Company or any of its Subsidiaries or Affiliates and (B) neither sick-leave or military conscription, alone and without termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates, shall be treated as a termination of employment or consultancy/service relationship with the Company and its Subsidiaries and Affiliates.  Unless otherwise determined by the Administrator, any dividend equivalent rights on any restricted stock units forfeited under this Section 2.7(e) that have not theretofore been directly remitted to the grantee shall also be forfeited, whether by termination of any escrow arrangement under which such dividends are held or otherwise.  The Administrator may, in writing, waive or modify the application of the foregoing provisions of this Section 2.7(e).
2.8.          Grant of Unrestricted Stock
The Administrator may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan to such Key Persons and in such amounts and subject to such forfeiture provisions as the Administrator shall determine.  Shares may be thus granted or sold in respect of past services or other valid consideration.
2.9.          Other Stock-Based Awards
Subject to the provisions of the Plan (including, without limitation, Section 3.16), the Administrator shall have the sole and complete authority to grant to Key Persons other equity-based or equity-related Awards in such amounts and subject to such terms and conditions as the Administrator shall determine; provided that any such Awards must comply with applicable law and, to the extent deemed desirable by the Administrator, Rule 16b-3.

2.10.       Dividend Equivalents
Subject to the provisions of the Plan (including, without limitation, Section 3.16), in the discretion of the Administrator, an Award, other than an option or stock appreciation right, may provide the Award recipient with dividends or dividend equivalents, payable in cash, shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Administrator, including, without limitation, payment directly to the Award recipient, withholding of such amounts by the Company subject to vesting of the Award, or reinvestment in additional shares, restricted shares or other Awards.

ARTICLE III.

 Miscellaneous
3.1.          Amendment of the Plan; Modification of Awards
(a)          Amendment of the Plan.  The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any Award theretofore made under the Plan without the consent of the grantee (or, upon the grantee's death, the Person having the rights to the Award).  For purposes of this Section 3.1, any action of the Board or the Administrator that in any way alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any grantee.
(b)          Stockholder Approval Requirement.  If required by applicable rules or regulations of a national securities exchange or the SEC, the Company shall obtain stockholder approval with respect to any amendment to the Plan that (i) expands the types of Awards available under the Plan, (ii) materially increases the aggregate number of shares which may be issued under the Plan, except as permitted pursuant to Section 1.5(c), (iii) materially increases the benefits to participants under the Plan, including any material change to (A) permit, or that has the effect of, a Repricing of any outstanding Award, (B) reduce the price at which shares or options to purchase shares may be offered or (C) extend the duration of the Plan, or (iv) materially expands the class of Persons eligible to receive Awards under the Plan.
(c)          Modification of Awards.  The Administrator may cancel any Award under the Plan.  The Administrator also may amend any outstanding Award Agreement, including, without limitation, by amendment which would: (i) accelerate the time or times at which the Award becomes unrestricted, vested or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Award Agreement; or (iii) waive or amend the operation of Section 2.4, Section 2.6(e) or Section 2.7(e) with respect to the termination of the Award upon termination of employment or consultancy/service relationship or dismissal from the Board; provided, however, that no such amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Award.  However, any such cancellation or amendment (other than an amendment pursuant to Section 1.5, Section 3.5 or Section 3.16) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding Award shall be made only with the consent of the grantee (or, upon the grantee's death, the Person having the rights to the Award).  In making any modification to an Award (e.g., an amendment resulting in a direct or indirect reduction in the Exercise Price or a waiver or modification under Section 2.4(f), Section 2.6(e) or Section 2.7(e)), the Administrator may consider the implications, if any, of such modification under the Code with respect to Sections 409A and 457A of the Code in respect of Awards granted under the Plan to individuals subject to such provisions of the Code.

3.2.          Consent Requirement
(a)          No Plan Action Without Required Consent.  If the Administrator shall at any time determine that any Consent (as defined below) is necessary or desirable as a condition of, or in connection with, the granting of any Award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Administrator.
(b)          Consent Defined.  The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Administrator shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any other Person.
3.3.          Nonassignability
Except as provided in Section 2.4(e), Section 2.5, Section 2.6(d) or Section 2.7(e), (a) no Award or right granted to any Person under the Plan or under any Award Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution and (b) all rights granted under the Plan or any Award Agreement shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative or the grantee's permissible successors or assigns (as authorized and determined by the Administrator).  All terms and conditions of the Plan and the applicable Award Agreements will be binding upon any permitted successors or assigns.
3.4.          Taxes
(a)          Withholding.  A grantee or other Award holder under the Plan shall be required to pay, in cash, to the Company, and the Company and its Subsidiaries and Affiliates shall have the right and are hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to such grantee or other Award holder, the amount of any applicable withholding taxes in respect of an Award, its grant, its exercise, its vesting, or any payment or transfer under an Award or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for payment of such taxes.  Whenever shares of Common Stock are to be delivered pursuant to an Award under the Plan, with the approval of the Administrator, which the Administrator shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of minimum tax required to be withheld.  Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined.  Fractional share amounts shall be settled in cash.  Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award as may be approved by the Administrator in its sole discretion.

(b)          Liability for Taxes.  Grantees and holders of Awards are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including, without limitation, any taxes arising under Sections 409A and 457A of the Code) and the Company shall not have any obligation to indemnify or otherwise hold any such Person harmless from any or all of such taxes.  The Administrator shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or, notwithstanding anything to the contrary in the Plan or any Award Agreement, to unilaterally modify any Award in a manner that (i) conforms with the requirements of Sections 409A and 457A of the Code (to the extent applicable), (ii) voids any participant election to the extent it would violate Section 409A or Section 457A of the Code (to the extent applicable) and (iii) for any distribution event or election that could be expected to violate Section 409A of the Code, make the distribution only upon the earliest of the first to occur of a "permissible distribution event" within the meaning of Section 409A of the Code or a distribution event that the participant elects in accordance with Section 409A of the Code.  The Administrator shall have the sole discretion to interpret the requirements of the Code, including, without limitation, Sections 409A and 457A, for purposes of the Plan and all Awards.
3.5.          Change in Control
(a)          Change in Control Defined.  Unless otherwise specifically set forth in the applicable Award Agreement, for purposes of the Plan, "Change in Control" shall mean the occurrence of any of the following:
(i)          any "person" (as defined in Section 13(d)(3) of the 1934 Act), company or other entity acquires "beneficial ownership" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 50% of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company; provided, however, that no Change in Control shall have occurred in the event of such an acquisition by (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary or Affiliate, (C) any company or other entity owned, directly or indirectly, by the holders of the voting stock ordinarily entitled to elect directors of the Company in substantially the same proportions as their ownership of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company immediately prior to such acquisition, (D) DryShips Inc., a Marshall Islands Corporation, or (E) George Economou (each of DryShips Inc. and George Economou, a "Significant Shareholder") or any entity which a Significant Shareholder directly or indirectly "controls" (as defined in Rule 12b-2 under the 1934 Act);
(ii)          the sale of all or substantially all the Company's assets in one or more related transactions to any "person" (as defined in Section 13(d)(3) of the 1934 Act), company or other entity; provided, however, that no Change in Control shall have occurred in the event of such a sale (A) to a Subsidiary which does not involve a material change in the equity holdings of the Company, (B) to an entity (the "Acquiring Entity") which has acquired all or substantially all the Company's assets if, immediately following such sale, 50% or more of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Acquiring Entity (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Acquiring Entity) is beneficially owned by the holders of the voting stock ordinarily entitled to elect directors of the Company immediately prior to such sale in substantially the same proportions as the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company immediately prior to such sale or (C) to a Significant Shareholder or any entity which a Significant Shareholder directly or indirectly "controls" (as defined in Rule 12b-2 under the 1934 Act);

(iii)          any merger, consolidation, reorganization or similar event of the Company or any Subsidiary; provided, however, that no Change in Control shall have occurred in the event 50% or more of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the surviving entity (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the surviving entity) is beneficially owned by the holders of the voting stock ordinarily entitled to elect directors of the Company immediately prior to such event in substantially the same proportions as the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company immediately prior to such event;
(iv)          the approval by the Company's stockholders of a plan of complete liquidation or dissolution of the Company; or
(v)          during any period of 12 consecutive calendar months, individuals:
(A)          who were directors of the Company on the first day of such period, or
(B)          whose election or nomination for election to the Board was recommended or approved by at least a majority of the directors then still in office who were directors of the Company on the first day of such period, or whose election or nomination for election were so approved, shall cease to constitute a majority of the Board.
Notwithstanding the foregoing, unless otherwise specifically set forth in the applicable Award Agreement, (1) in no event shall a Change in Control be deemed to have occurred in connection with an initial public offering of Common Stock, and (2) for each Award subject to Section 409A of the Code, a Change in Control shall be deemed to have occurred under this Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code, provided that such limitation shall apply to such Award only to the extent necessary to avoid adverse tax effects under Section 409A of the Code.

(b)          Effect of a Change in Control.  Unless otherwise specifically provided in an Award Agreement or any applicable employment, severance or consulting agreement entered into between the grantee and the Company or any Subsidiary or Affiliate, upon the occurrence of a Change in Control:
(i)          notwithstanding any other provision of this Plan, any Award then outstanding shall become fully vested and any forfeiture provisions thereon imposed pursuant to the Plan and the applicable Award Agreement shall lapse and any Award in the form of an option or stock appreciation right shall be immediately exercisable;

(ii)          to the extent permitted by law and not otherwise limited by the terms of the Plan, the Administrator may amend any Award Agreement in such manner as it deems appropriate;
(iii)          a grantee who incurs a termination of employment or consultancy/service relationship for any reason, other than a termination or dismissal "for Cause", concurrent with or within one year following the Change in Control may exercise any outstanding option or stock appreciation right, but only to the extent that the grantee was entitled to exercise the Award on the date of his or her termination of employment or consultancy/service relationship, until the earlier of (A) the original expiration date of the Award and (B) the later of (x) the date provided for under the terms of Section 2.4 without reference to this Section 3.5(b)(iii) and (y) the first anniversary of the grantee's termination of employment or consultancy/service relationship.
(c)          Miscellaneous.  Whenever deemed appropriate by the Administrator, any action referred to in paragraph (b)(ii) of this Section 3.5 may be made conditional upon the consummation of the applicable Change in Control transaction.
3.6.          Operation and Conduct of Business
Nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any Subsidiary or Affiliate from taking any action with respect to the operation and conduct of its business that it deems appropriate or in its best interests, including any or all adjustments, recapitalizations, reorganizations, exchanges or other changes in the capital structure of the Company or any Subsidiary or Affiliate, any merger or consolidation of the Company or any Subsidiary or Affiliate, any issuance of Company shares or other securities or subscription rights, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or other securities or rights thereof, any dissolution or liquidation of the Company or any Subsidiary or Affiliate, any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary or Affiliate, or any other corporate act or proceeding, whether of a similar character or otherwise.
3.7.          No Rights to Awards
No Key Person or other Person shall have any claim under the Plan to be granted any Award under the Plan.
3.8.          Right of Discharge Reserved
Nothing in the Plan or in any Award Agreement shall confer upon any grantee the right to continue his or her employment with the Company or any Subsidiary or Affiliate, his or her consultancy/service relationship with the Company or any Subsidiary or Affiliate, or his or her position as a director of the Company or any Subsidiary or Affiliate, or affect any right that the Company or any Subsidiary or Affiliate may have to terminate such employment or consultancy/service relationship or service as a director.  Where an Award is granted or transferred to an entity wholly-owned and controlled by Key Persons, unless otherwise provided in the Award Agreement, provisions in the Plan and the Award Agreement concerning employment/service relationships in respect of such Award shall refer to that of the underlying Key Person and their relationship with the Company and its Subsidiaries and Affiliates.

3.9.         Non-Uniform Determinations
The Administrator's determinations and the treatment of Key Persons and grantees and their beneficiaries under the Plan need not be uniform and may be made and determined by the Administrator selectively among Persons who receive, or who are eligible to receive, Awards under the Plan (whether or not such Persons are similarly situated).  Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to (a) the Persons to receive Awards under the Plan, (b) the types of Awards granted under the Plan, (c) the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated with respect to, Awards and (d) the terms and conditions of Awards.
3.10.       Other Payments or Awards
Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any Person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
3.11.       Headings
Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such section, subsection, paragraph or subdivision.
3.12.       Effective Date and Term of Plan
(a)          Adoption; Stockholder Approval.  The Plan was adopted by the Board on                      , 2018.  The Board may, but need not, make the granting of any Awards under the Plan subject to the approval of the Company's stockholders.
(b)          Termination of Plan.  The Board may terminate the Plan at any time.  All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.  No Awards may be granted under the Plan following the tenth anniversary of the date on which the Plan was adopted by the Board.

3.13.       Restriction on Issuance of Stock Pursuant to Awards
The Company shall not permit any shares of Common Stock to be issued pursuant to Awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable under applicable law.  Notwithstanding anything to the contrary in the Plan or any Award Agreement, at the time of the exercise of any Award, at the time of vesting of any Award, at the time of payment of shares of Common Stock in exchange for, or in cancellation of, any Award, or at the time of grant of any unrestricted shares under the Plan, the Company and the Administrator may, if either shall deem it necessary or advisable for any reason, require the holder of an Award (a) to represent in writing to the Company that it is the Award holder's then-intention to acquire the shares with respect to which the Award is granted for investment and not with a view to the distribution thereof or (b) to postpone the date of exercise until such time as the Company has available for delivery to the Award holder a prospectus meeting the requirements of all applicable securities laws; and no shares shall be issued or transferred in connection with any Award unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Company and the Administrator.  The Company and the Administrator shall have the right to condition any issuance of shares to any Award holder hereunder on such Person's undertaking in writing to comply with such restrictions on the subsequent transfer of such shares as the Company or the Administrator shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and all share certificates delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Company or the Administrator may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, any stock exchange upon which such shares are listed, and any applicable securities or other laws, and certificates representing such shares may contain a legend to reflect any such restrictions.  The Administrator may refuse to issue or transfer any shares or other consideration under an Award if it determines that the issuance or transfer of such shares or other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the 1934 Act, and any payment tendered to the Company by a grantee or other Award holder in connection with the exercise of such Award shall be promptly refunded to the relevant grantee or other Award holder.  Without limiting the generality of the foregoing, no Award granted under the Plan shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Administrator has determined that any such offer, if made, would be in compliance with all applicable requirements of any applicable securities laws.
3.14.       Requirement of Notification of Election Under Section 83(b) of the Code
If an Award recipient, in connection with the acquisition of Company shares under the Plan, makes an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code), the grantee shall notify the Administrator of such election within ten days of filing notice of the election with the U.S. Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

3.15.       Severability
If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
3.16.       Sections 409A and 457A
To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Sections 409A and 457A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A or Section 457A of the Code, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Plan and Award from Sections 409A and 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Sections 409A and 457A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Sections 409A and 457A of the Code.
3.17.       Forfeiture; Clawback
Each Award granted under the Plan, and any realized gain with respect to options or stock appreciation rights and any realized value with respect to other Awards, shall be subject to forfeiture and/or clawback to the extent required under applicable law.  Furthermore, the Administrator may, in its sole discretion, specify in the applicable Award Agreement that any realized gain with respect to options or stock appreciation rights and any realized value with respect to other Awards shall be subject to forfeiture or clawback, in the event of (a) a grantee's breach of any non-competition, non-solicitation, confidentiality or other restrictive covenants with respect to the Company or any Subsidiary or Affiliate, (b) a grantee's breach of any employment or consulting agreement with the Company or any Subsidiary or Affiliate, (c) a grantee's termination for Cause or (d) a financial restatement that reduces the amount of compensation under the Plan previously awarded to a grantee that would have been earned had results been properly reported.

3.18.       No Trust or Fund Created
Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and an Award recipient or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or its Subsidiary or Affiliate.
3.19.       No Fractional Shares
No fractional shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
3.20.       Governing Law
The Plan will be construed and administered in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

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